EXHIBIT 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in Amendment No. 2 to this Registration Statement of Placer Sierra Bancshares on Form S-1 (No. 333-112778) of our report, dated January 16, 2004, except for Note 21, as to which the date is May 3, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” and “Selected Financial Data” in such Prospectus.

/S/    PERRY-SMITH LLP

Sacramento, California

May 7, 2004